Exhibit 107 Calculation of Filing Fee Tables Form S-3 (Form Type) Air T, Inc. Air T Funding (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered Securities and Carry Forward Securities Security Type Security Class Title Fee Calculation or Carry Forward Rule Amount Registered (1) Proposed Maximum Offering Price Per Unit (2) Maximum Aggregate Offering Price (2) Fee Rate Amount of Registration Fee AIR T, INC. Fees to Be Paid Equity Common Stock, $0.25 par value per share (4) - - - - - Fees to Be Paid Equity Preferred Stock, $1.00 par value per share (4)(5) - - - - - Fees to Be Paid Other Debt Securities(6)(7) - - - - - Fees to Be Paid Other Warrants (8) - - - - - Fees to Be Paid Other Depository Shares (9) - - - - - Fees to Be Paid Other Units - - - - - AIR T FUNDING Fees to Be Paid Other Alpha Income Trust Preferred Securities, par value $25.00 (“Trust Preferred Securities”) - - - - - Fees to Be Paid Guarantee with respect to Capital Securities(10) - - - - - Fees to Be Paid Unallocated (Universal) Shelf Unallocated (Universal) Shelf 457(o) - - $25,000,000 0.0001476 $3,690.00 (3)

2 Carry Forward Securities Security Type Fee Calculation or Carry Forward Rule Maximum Aggregate Offering Price Amount of Registration Fee Carry Forward Form Type Carry Forward File Number Carry Forward Initial Effective Date Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward Carry Forward Securities Unallocated (Universal) Shelf Rule 415(a) (6) $15,000,000 $1,636.50 (11)(12) S-3 333-254110 333-254110-01 March 19, 2021 $677.27 Total Offering Amounts $25,000,000 $3,690.00 Total Fees Previously Paid - Total Fee Offsets 677.27 Net Fee Due $3,012.73 (12) (1) There are being registered hereunder such indeterminate number of common stock, preferred stock, debt securities, warrants, depository shares, units and trust preferred securities, as may be offered and sold by the registrants from time to time, which collectively shall have an aggregate initial offering price not to exceed $25,000,000. The securities registered hereunder also include such indeterminate number of common stock as may be issued upon conversion, exercise or exchange of any securities that provide for such conversion into, exercise for or exchange of any securities that provide for such issuance. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrants’ securities that become issuances by reason of any stock splits, stock dividends, or similar transactions. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $25,000,000 after the date hereof. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $25,000,000. (3) Calculated pursuant to Rule 457(o) under the Securities Act. (4) Shares of Common Stock or Preferred Stock may be issued in primary offerings, upon conversion of Debt Securities or Preferred Stock registered hereby or upon the exercise of Warrants to purchase Common Stock or Preferred Stock. Includes rights to acquire common stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (5) The Preferred Stock is not registered under Section 12 of the Exchange Act. (6) Pursuant to General Instruction II(D) of Form S-3, such indeterminate number of principal amount of Debt Securities (including Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities), Common Stock, Preferred Stock, Warrants, Depositary Shares and Units of Air T, Inc. (the “Company”) and Trust Preferred Securities of Air T Funding (the “Issuer Trust”) as shall have an aggregate initial offering price not to exceed $25,000,000 exclusive of accrued interest and dividends, if any. Any securities registered hereby may be sold separately or together with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock, Depositary Shares and Warrants and an indeterminate principal amount of Debt Securities of the Company as may be issuable upon the conversion or exchange of convertible or exchangeable Debt Securities or of shares of convertible or exchangeable Preferred Stock registered hereunder or as shall be

3 issuable pursuant to anti-dilution provisions. In such case, no separate consideration will be received for such Common Stock, Preferred Stock, Depositary Shares, Warrants or Debt Securities. (7) Debt Securities of the Company may be offered hereunder in one or more series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities. Junior Subordinated Debentures may be purchased by the Issuer Trust with the proceeds of the sale of the Trust Preferred Securities of the Issuer Trust. No separate consideration will be received for such Junior Subordinated Debentures. Such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of Trust Preferred Securities of the Issuer Trust upon certain events described in the Trust Agreement of the Issuer Trust, as amended. (8) There is being registered hereunder an indeterminate principal amount of Warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time. Includes Warrants which may be purchased by underwriters to cover over-allotments, if any. (9) In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement. (10) The Company is also registering pursuant to this Registration Statement the Company’s Guarantee and other obligations that it may have with respect to the Trust Preferred Securities issued by the Issuer Trust. Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for any such Guarantee or any other such obligations. (11) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $25,000,000, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest and dividends, if any. (12) Air T, Inc. and Air T Funding previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on March 11, 2021 (File No. 333-254110 and 333-254110-01), which was declared effective on March 19, 2021 (the “Prior Registration Statement”), that registered an aggregate of $15,000,000 of an indeterminate number of securities to be offered by Air T, Inc. and Air T Funding from time to time. Of the $15,000,000 of securities registered on the Prior Registration Statement (for which Air T, Inc. and Air T Funding paid a filing fee of $1,636,50), $6,207,762.12 of the securities remain unsold (“Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, as amended, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities ($677.27) will continue to be applied to the Unsold Securities under this registration statement. 27966004v5